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Exhibit 5.1

[LETTERHEAD OF MCCARTER & ENGLISH, LLP]

                            August 7, 2008

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, NJ 07052

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We serve as special New Jersey counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the "Company"). This opinion is furnished to you in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), relating to the offering and sale from time to time by (i) the Company of up to 1,500,000 shares (the "Company Shares") of the Company's common stock, no par value (the "Common Stock"), and (ii) the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 20,524,003 shares (the "Selling Stockholders' Shares") of the Common Stock, in each case pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in each case in the manner set forth in the Registration Statement. Pursuant to Rule 429 under the Securities Act, the Registration Statement, upon its effectiveness, will constitute a post-effective amendment no. 1 to the Company's registration statement no. 333-148406.

        In that connection, we have reviewed originals or copies of the following documents (the "Documents"):

        (a)   The Registration Statement and the Prospectus;

        (b)   The amended and restated certificate of incorporation and by-laws of the Company, as amended through the date hereof; and

        (c)   Originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other

Lincoln Educational Services Corporation
August 7, 2008

documents as we have deemed necessary as a basis for the opinions expressed below.

        In our review of the Documents, we have assumed:

        (a)   The genuineness of all signatures;

        (b)   The authenticity of the originals of the documents submitted to us;

        (c)   The conformity to authentic originals of any documents submitted to us as copies; and

        (d)   As to matters of fact, the truthfulness of the statements made in certificates of public officials and officers of the Company.

        We have not independently established the validity of the foregoing assumptions.

        Members of our firm are admitted to practice law in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

        Subject to the foregoing assumptions and the limitations and qualifications set forth below, it is our opinion that as of the date hereof (i) the Company Shares covered by the Registration Statement that are to be offered and sold from time to time by the Company as described in the Registration Statement have been duly authorized by all necessary corporate action of the Company and, when issued, sold and delivered in the manner described in the Registration Statement, will be legally issued, fully paid, and non-assessable and (ii) the Selling Stockholders' Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Stockholders as described in the Registration Statement have been duly authorized by all necessary corporate action of the Company and, when sold and delivered in the manner described in the Registration Statement, will be legally issued, fully paid, and non-assessable.

        This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this

Lincoln Educational Services Corporation
August 7, 2008

consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ McCarter & English, LLP
McCarter & English, LLP

/dvh

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  Exhibit 5.1
[LETTERHEAD OF MCCARTER & ENGLISH, LLP]